Exhibit 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Chemtura Corporation hereby constitute and appoint Robert L. Wood, Karen R. Osar and Barry J. Shainman and each of them serverally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Chemtura Corporation for the fiscal year ended December 31, 2006, and any and all amendments thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on February 17, 2007.

s/Robert L. Wood	s/Karen R. Osar
Robert L. Wood	Karen R. Osar
Principal Executive Officer	Principal Financial Officer
Chairman of the Board	Executive Vice President and
President, Chief Executive Officer	Chief Financial Officer
and Director

s/Kevin V. Mahoney	s/Nigel D. T. Andrews
Kevin V. Mahoney	Nigel D. T. Andrews
Principal Accounting Officer	Director
Senior Vice President and Controller

s/James W. Crownover	s/Robert A. Fox
James W. Crownover	Robert A. Fox
Director	Director

s/Edward P. Garden	s/Martin M. Hale
Edward P. Garden	Martin M. Hale
Director	Director

s/Roger L. Headrick	s/Mack G. Nichols
Roger L. Headrick	Mack G. Nichols
Director	Director

s/C. A. Piccolo	s/Bruce F. Wesson
C. A. Piccolo	Bruce F. Wesson
Director	Director